UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 22, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
3Com Corporation is filing this Current Report on Form 8-K to report entry into the following material definitive agreement:
Credit and Guaranty Agreement
Summary. On March 22, 2007, H3C Holdings Limited (the “Borrower”), an indirect wholly-owned subsidiary of 3Com Corporation, entered into a Credit and Guaranty Agreement dated as of March 22, 2007 among H3C Holdings Limited, as Borrower, 3Com Corporation, 3Com Holdings Limited and 3Com Technologies, as Holdco Guarantors, various Lenders, Goldman Sachs Credit Partners L.P., as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent (“GSCP”), and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent (the “Credit Agreement”). Under the Credit Agreement, the Borrower will borrow US$430 million to finance a portion of the purchase price for 3Com’s acquisition (the “Acquisition”) of 49% of its China-based joint venture, Huawei-3Com Co., Limited (“H3C”) from an affiliate of Huawei Technologies (“Huawei”). The Acquisition will be effected through 3Com Technologies, an indirect wholly-owned subsidiary of 3Com Corporation. Upon the closing, 3Com will own 100% of H3C.
As the Acquisition is expected to close on or about March 29, 2007 (the “Acquisition Closing Date”), the Borrower has delivered a funding notice to the Lenders under the Credit Agreement to effect a borrowing of the full loan amount on the day immediately preceding the Acquisition Closing Date. 3Com Corporation will fund the remaining portion of the purchase price consideration for the Acquisition from cash on hand in its Secure, Converged Networking, or SCN, segment.
After the closing of the Acquisition, the Borrower’s principal asset will be 100% of the shares of H3C. Covenants and other restrictions under the Credit Agreement generally apply to the Borrower and its subsidiaries, which we refer to as the “H3C Group.” The H3C Group is essentially 3Com’s H3C segment. 3Com’s SCN segment is not generally subject to the terms of the Credit Agreement, other than the parental guarantees described elsewhere in this Form 8-K.
Required payments under the loan are generally expected to be serviced by cash flows from the H3C Group and the loan is secured by assets at the H3C level, as well as the parental guarantees (which are expected to be released after H3C effects a successful capital reduction).
Set forth below is a summary of the material terms of the loan. This summary is subject in all respects to the actual terms and conditions set forth in the Credit Agreement attached as Exhibit 10.1 to this Form 8-K.
The parties have agreed to continue loan syndication efforts. In order to support further syndication, the “market flex” provisions of the existing commitment letter between the parties provide the syndication agent with the ability to increase the interest rate on the loan (subject to a specified cap) if reasonably necessary to syndicate the loan. In addition, the loan structure and other terms are subject to changes made by mutual agreement of the parties in support of such syndication efforts.
Loan Amount; Fees. The senior secured credit facility (the “Senior Facility”) consists of a term loan facility of US$430 million. The Borrower will pay fees customary for transactions of this type. An affiliate of GSCP acted as our financial advisor in connection with the Acquisition and will receive customary fees in connection therewith.
Principal; Prepayments. The Senior Facility will mature five and a half years following the closing and principal will amortize on the following schedule:

	Amortization
Date	Percentage	Amortization Amount
September 28, 2007	7.50%	$32,250,000
September 28, 2008	15%	$64,500,000

	Amortization
Date	Percentage	Amortization Amount
September 28, 2009	15%	$64,500,000
September 28, 2010	20%	$86,000,000
September 28, 2011	20%	$86,000,000
September 28, 2012	22.50%	$96,750,000
The Senior Facility will mature on September 28, 2012. The Senior Facility may be prepaid in whole or in part without premium or penalty. The Borrower will be required to make mandatory prepayments of principal on the loan using net proceeds from H3C Group (i) asset sales, (ii) insurance proceeds and (iii) equity offerings or debt incurrence. In addition, the Borrower will be required to make annual prepayments in an amount equal to 75% of “excess cash flow” of the H3C Group. This percentage will decrease to the extent that the Borrower’s leverage ratio is lower than specified amounts. Any excess cash flow amounts not required to prepay the loan may be distributed to and used by 3Com Corporation’s SCN segment, provided certain conditions are met. The parties have agreed on certain baskets and exceptions to the foregoing.
Interest. All amounts outstanding under the Senior Facility will bear interest, at the Borrower’s option, at the (i) LIBOR, or (ii) Base Rate (i.e., prime rate), in each case plus the applicable margin percentage set forth in the grid set forth below, which is based on a “leverage ratio” of consolidated indebtedness of the Borrower and its subsidiaries to EBITDA (calculated to exclude certain one-time nonrecurring charges) for the relevant twelve-month period:

Leverage Ratio	LIBOR +	Base Rate +

> 3.0:1.0	2.25%	1.25%

≤ 3.0:1.0 but > 2.0:1.0	2.00%	1.00%

≤ 2.0:1.0 but > 1.0:1.0	1.75%	0.75%

≤ 1.0:1.0	1.50%	0.50%
The Borrower believes that the interest will generally be based on LIBOR, and the initial applicable margin percentage will be 2.00%. A default rate shall apply on all obligations in the event of default under the Senior Facility at a rate per annum of 2% above the applicable interest rate. Interest is payable on a semi-annual basis on each March 28 and September 28, commencing September 28, 2007.
Guarantees. H3C and all other existing and future subsidiaries of the Borrower (other than PRC subsidiaries or small “excluded subsidiaries”) will guarantee all obligations under the Senior Facility and are referred to as “Guarantors.” Additionally, 3Com Corporation, 3Com Holdings Limited and 3Com Technologies, will also guarantee all obligations under the Senior Facility for a period of time; these entities are referred to as “Parent Guarantors” and shall not be considered “Guarantors.”
Security. The Senior Facility, each guarantee of the Guarantors and any interest rate or currency hedging obligations of the Borrower owed to a lender or its affiliates will be secured by (1) first priority security interests in all assets of the Borrower and the Guarantors (currently only H3C), including its bank accounts, and (2) a first priority security interest in 100% of the capital stock of the Borrower and H3C and, to the extent permitted by law, the PRC subsidiaries of H3C.

Restrictions and Covenants. The documents governing the Senior Facility contain a number of customary covenants, including four financial covenants and limitations on the H3C Group’s ability to, among other things:
•	incur additional indebtedness;

•	grant liens and other encumbrances;

•	prohibit the creation of liens;

•	pay dividends or make other distributions on its stock;

•	redeem or repurchase stock;

•	restrict subsidiary dividends and distributions;

•	make loans and other investments;

•	enter into sale and leaseback transactions;

•	guarantee obligations of third parties;

•	sell subsidiaries;

•	undertake mergers, acquisitions or asset dispositions;

•	liquidate, wind-up or dissolve;

•	enter into transactions with affiliates other than on terms no less favorable than third party terms; and

•	make changes to the business activities we conduct.
Standard exceptions apply. Some of the material covenants are summarized below.
Financial Covenants. The H3C Group is subject to four financial covenants. The Borrower must maintain a minimum debt service coverage, minimum interest coverage, maximum capital expenditures and a maximum total leverage ratio.
Affirmative Covenants. The Senior Facility contains financial statement delivery requirements and other customary covenants such as maintenance of existence and insurance, payment of taxes and compliance with laws.
Negative Covenants. Negative covenants restrict, among other things, (i) the incurrence of indebtedness by the Borrower and its subsidiaries, (ii) the making of dividends and distributions to 3Com’s SCN segment and (iii) the ability to make investments including in new subsidiaries, (iv) the ability to undertake mergers and acquisitions and (v) sales of assets. In each case, exceptions have been agreed. H3C and 3Com may integrate their respective businesses provided that after such integration or series of related events the financial impact to H3C is accretive. Also, cash dividends from the PRC subsidiaries to H3C, and H3C to the Borrower, will be subject to restricted use pending payment of principal, interest and excess cash flow prepayments. Amounts sent to H3C by dividend from the PRC subsidiaries shall be restricted to permitted short-term investments and may not be used in the business except that such amounts that exceed what is required for the next year of principal, interest and excess cash flow payments will not be restricted.
Events of Default. The documents governing the Senior Facility include events of default, including, but not limited to, the following:
•	failure to make principal, interest, excess cash flow or other payments when due;

•	failure to make payments on other debt;

•	violation of covenants;

•	breaches of representations and warranties;

•	defaults in obligations under the security or other credit documents;

•	events of bankruptcy;

•	unsatisfied material judgments;

•	dissolution;

•	failure to meet certain requirements imposed on pension plans by the Internal Revenue Code or ERISA;

•	change of control at the H3C Group level;

•	impairment of the collateral for the loan; and

•	invalidity of the guarantees.
Some of these events of default allow for grace periods and materiality limitations. Upon an Event of Default, all obligations under the Credit Agreement become immediately due and payable.
Amendments and waivers. The Credit Agreement requires Lenders holding over 50% of the principal amount of the loan to approve amendments and waivers.
Inter-company agreements. Agreement that except as otherwise agreed, arrangements between H3C and the other parts of 3Com, such as our SCN segment, must generally be on terms no less favorable to H3C than H3C could get from an independent third party.
Indemnity. 3Com has agreed to indemnify and hold harmless the Lenders from any losses, liabilities, claims, damages or expenses arising out of or in connection with the Senior Facility, among other things.
Agreement Not to Issue Other Debt. 3Com has agreed that, until the earlier of successful completion of syndication (as determined by GSCP) and 90 days following the date of initial funding under the Senior Facility, neither 3Com Corporation nor 3Com Technologies (for so long as they are Parent Guarantors) will, and 3Com Technologies will use commercially reasonable efforts to obtain contractual undertakings from H3C that it will not, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security, without the prior written consent of GSCP.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.
Safe Harbor
This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding (1) our agreement to purchase a 49% equity interest in our H3C joint venture, receipt of required approvals and closing matters and (2) our credit facility, including our intent to close this loan and further syndicate it with possible changes to its terms. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to consummate the loan and the transaction with Huawei and meet the remaining closing conditions for each transaction; our ability to further syndicate the loan; and other risks detailed in our filings with the SEC, including those discussed in our quarterly report filed with the SEC on Form 10-Q for the quarter ended December 1, 2006. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this Form 8-K or with respect to the announcements described herein.

ITEM 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit
Number	Description
10.1	Credit and Guaranty Agreement dated as of March 22, 2007 among H3C Holdings Limited as Borrower; 3Com Corporation, 3Com Holdings Limited and 3Com Technologies as Holdco Guarantors; various Lenders; Goldman Sachs Credit Partners L.P., as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent; and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: March 23, 2007	By:	/S/ DONALD M. HALSTED, III
Donald M. Halsted, III
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit and Guaranty Agreement to be dated as of March 22, 2007 among H3C Holdings Limited as Borrower; 3Com Corporation, 3Com Holdings Limited and 3Com Technologies as Holdco Guarantors; various Lenders; Goldman Sachs Credit Partners L.P., as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent; and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent